Exhibit 23.5

                      Consent of Coopers & Lybrand L.L.P.







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                     CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-1 of our report dated January 18, 1995, except for Note 19, as to which the date is May 24, 1995 which includes an explanatory paragraph regarding the

Company's change in its methods of accounting for investments and income taxes, on our audits of the financial statements of Progress Financial

Corporation as of December 31, 1994 and 1993 and for the years ended

December 31, 1994 and 1993.  We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 27, 1995





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